Exhibit 32.1. Certification pursuant to 18 U.S.C. Section 1350 by the Chief Executive Officer, as adopted pursuant to Section 906 of the Sarbanes-Oxley Act of 2002.

Pursuant to Section 906 of the Sarbanes-Oxley Act of 2002 (subsections (a) and (b) of Section 1350, Chapter 63 of Title 18, United States Code), the undersigned officer of McDonald’s Corporation (the “Company”), does hereby certify, to such officer’s knowledge, that the Annual Report on Form 10-K for the year ended December 31, 2004 of the Company fully complies with the requirements of section 13(a) or 15(d) of the Securities Exchange Act of 1934 and information contained in the Form 10-K fairly presents, in all material respects, the financial condition and results of operations of the Company.

Date: March 4, 2005	/S/ James A. Skinner
	By	James A. Skinner
Vice Chairman and Chief Executive Officer

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